UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2013 (April 23, 2013)

PVR Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Radnor Corporate Center, Suite 301 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 975-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 23, 2013, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of PVR GP, LLC (the “Company”), the general partner of PVR Partners, L.P., approved and adopted an amendment and restatement to the Company’s Annual Incentive Plan (the “AIP”). The amended and restated AIP revises the definition of “Pro-Rated Incentive Award” to modify the categories of employees who will be eligible for such an award and to clarify the method for calculating the pro-rated award. In addition, the amended and restated AIP includes non-substantive changes eliminating outdated references and definitions. This description is qualified in its entirety by reference to the text of the amended and restated AIP which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

10.1	PVR GP, LLC Amended and Restated Annual Incentive Plan, effective as of April 23, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVR PARTNERS, L.P.

By:	PVR GP, LLC,
its General Partner

	By:	/s/Bruce D. Davis, Jr.
BRUCE D. DAVIS, JR.
Executive Vice President and General Counsel

Dated: April 26, 2012

EXHIBIT INDEX

10.1	PVR GP, LLC Amended and Restated Annual Incentive Plan, effective as of April 23, 2013.